UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2011

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-674-4400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On June 6, 2011, Agenus Inc. announced results from a Phase 2 clinical trial testing the Prophage Series G-200 vaccine (HSPPC-96; vitespen) in deadly recurrent brain cancer -- glioblastoma multiforme -- in a poster presentation at the 47th Annual Meeting of the American Society of Clinical Oncology in Chicago, Illinois.

     Results from this trial showed that 93% of the patients were alive at = 26 weeks after surgery and a median overall survival of 11 months (47.6 weeks). Results from pre-defined exploratory analyses of disease progression showed a median progression free survival of approximately 5 months (20 weeks). Importantly, measures of immune response post vaccination with Prophage Series G-200 demonstrated a significant tumor-specific CD8+ T-cell response as well as innate immune responses as marked by a significant increase in levels of circulating NK cells.

     The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

      99.1 Press Release dated June 6, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC. (Registrant)
June 6, 2011 (Date)	/s/ SHALINI SHARP Shalini Sharp Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 6, 2011